EXHIBIT 6

                 CONSENT OF JORDEN BURT BERENSON & JOHNSON, LLP

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                                                November 3, 1997


Phoenix Life and Annuity Company
One American Row
Hartford, Connecticut 06115


Ladies and Gentlemen:

    We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-6 (Registration No. 333-12989) filed by Phoenix Life and Annuity Company and Phoenix Life and Annuity Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended.



                           Very truly yours,




                           /s/ Jordan Burt Berenson & Johnson LLP
                           Jordan Burt Berenson & Johnson LLP